UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 19, 2009

COLUMBIA BANCORP
 (Exact name of registrant as specified in its charter)

Oregon	0-27938	93-1193156
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

401 East Third Street, Suite 200,
The Dalles, Oregon 97058
(Address of principal executive offices)

(541) 298-6649
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure.

On  March 19, 2009, Columbia Bancorp (NASDAQ: CBBO) and its subsidiary Columbia River Bank (together, the “Company”) issued a press release announcing that Dr. Frank K. Toda had been nominated to serve on the Company’s Board of Directors.   Dr. Toda’s nomination is subject to approval by the Federal Deposit Insurance Corporation (the “FDIC”) and the Oregon Department of Finance and Corporate Securities (the “DFCS”), our primary regulators. If approved by the FDIC and DFCS and subsequently elected by the shareholders at the annual meeting on April 23, 2009, Dr. Toda will serve as a board member and the financial expert for the audit committee. Other than normal banking relationships, there are no transactions or arrangements between Dr. Toda and Columbia Bancorp.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.  As provided in General Instruction B.2 of Form 8-K, the information contained in this filing shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.  In furnishing this information, we make no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

Information presented in this report is accurate as of the date the report is filed with the SEC.  We do not undertake any duty to update our forward-looking statements or the factors that may cause us to deviate from them, except as required by law.

Item 9.01.    Exhibits.

(c) Exhibits

99.1	Press Release dated March 19, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Terry L. Cochran
Dated: March 19, 2009
Terry L. Cochran, President and Chief Executive Officer – Columbia Bancorp

/s/ Staci L. Coburn
Dated: March 19, 2009
Staci L. Coburn, Executive Vice President, Chief Financial Officer – Columbia Bancorp; Corporate Secretary